UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Sears Roebuck Acceptance Corp.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation or Organization)	51-0080535 (IRS Employer Identification No.)
3711 Kennett Pike Greenville, Delaware (Address of principal executive offices)	19807 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-92082.

Securities to be Registered Pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered 7.40% Notes due February 1, 2043	Name of Each Exchange on Which Each Class is to be Registered New York Stock Exchange

Securities to be Registered Pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant's Securities to be Registered

A description of the Registrant's 7.40% Notes due February 1, 2043 (the "Notes") to be registered hereby is contained under the heading "Description of Debt Securities" on pages 5 through 10 of the Prospectus dated December 6, 2002 and the heading "The Notes" on pages S-5 through S-7 of the Prospectus Supplement dated February 7, 2003 (each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as part of Registration Statement No. 333-92082), and such descriptions are incorporated herein by this reference.

Item 2.	Exhibits
The Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.
Sears Roebuck Acceptance Corp. (Registrant)

By: /s/ Keith E. Trost Keith E. Trost President

Date: February 14, 2003

EXHIBIT INDEX

Exhibit No.	Description

4(a)

Indenture dated as of October 1, 2002 between Sears Roebuck Acceptance Corp. and BNY Midwest Trust Company (incorporated by reference to Exhibit 4(b) to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended September 28, 2002, File No. 1-4040).

4(b)

Fixed Charge Coverage and Ownership Agreement dated as of September 24, 2002 between Sears Roebuck Acceptance Corp. and Sears, Roebuck and Co. (incorporated by reference to Exhibit 4(f) to Registration Statement No. 333-92082.

4(c)	Form of Note (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated February 7, 2003).

99(a)

Prospectus Supplement dated February 7, 2003 and Prospectus dated December 6, 2002 with respect to the 7.40% Notes due February 1, 2043 (incorporated by reference to Prospectus Supplement and Prospectus filed by the Registrant pursuant to Rule 424(b)(5) on February 11, 2003).